Exhibit 10.7


                                                                  Execution Copy


                              EMPLOYMENT AGREEMENT



         AGREEMENT made as of the 1st day of December, 2003 by and between ACCUFACTS PRE-EMPLOYMENT SCREENING, INC., having a place of business at 2180 State Road 434 West, Suite 4150 Longwood, FL 32779 (hereinafter referred to as "EMPLOYER") and PHIL LUIZZO, residing at ______________----(hereinafter referred to as "EMPLOYEE").

                              W I T N E S S E T H:
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WHEREAS, the EMPLOYER is engaged in the business of conducting background screening and related services; and

         WHEREAS, the EMPLOYER is desirous of employing EMPLOYEE, and EMPLOYEE wishes to be employed by EMPLOYER in accordance with the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:


         1. EMPLOYMENT DUTIES AND TERM: The EMPLOYER does hereby employ, engage and hire the EMPLOYEE as President and Chief Executive Officer of EMPLOYER for a period of five (5) years two (2) months from the date first written above. The duties of EMPLOYEE shall include, but not be limited to, acting as President and Chief Executive Officer of EMPLOYER. EMPLOYEE will perform services on behalf of EMPLOYER with respect to the management and general supervision of the business of EMPLOYER.

         2. GOOD FAITH PERFORMANCE OF DUTIES: The EMPLOYEE agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him, pursuant to the expressed and implicit term hereof.

         3. COMPENSATION: EMPLOYER shall pay to the EMPLOYEE, and the EMPLOYEE agrees to accept from the EMPLOYER, in full payment for the EMPLOYEE's services hereunder, compensation at the rate of $300,000.00 per annum. EMPLOYEE will be paid in accordance with the then applicable policy of Employer. Employee's annual compensation will increase at a rate of five (5%) per annum during the effective term of this agreement.


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         4. BONUS COMPENSATION: In the event during the term of this Agreement,
EMPLOYER has earnings before interest depreciation and amortization ("EBIDA") that exceed $500,000.00 in fiscal year 2004; or EBIDA that exceed $600,000.00 in fiscal year 2005; or EBIDA that exceed $700,000.00 in fiscal year 2006; or EBIDA that exceed $1,000,000.00 at the end of the fiscal year 2007; or EBIDA that exceed $1,300,000 in fiscal year 2008, EMPLOYEE will be entitled to receive bonus compensation of either $125,000.00 or shares of restricted common stock (as set forth below), with cost free piggyback registration rights. The payment of bonus compensation in the form of cash or stock is to be at the sole discretion of the Board of Directors or their duly appointed designee. The number of shares of common stock to be issued will be determined by the following formula:

         125,000/ (Y*.8) = Z

                  Y = the average closing price of EMPLOYER's common stock as reported by Bloomberg Financial Markets for the ten trading days immediately preceding the end of the applicable fiscal and the ten trading days immediately following the end of the applicable fiscal year.

                  Z = bonus shares of common stock.

Bonus compensation will be payable to EMPLOYEE within thirty (30) days of the EMPLOYER'S filing of its annual report for any given fiscal year wherein EMPLOYER'S net earnings equal or exceed the amounts stated herein.


         5. VACATION: Employee shall be entitled to four (4) weeks paid vacation (taken consecutively or in segments) on an annual basis in accordance with the EMPLOYER's policies generally applicable to other executives of the Company from time to time, taken at such times as is reasonably consistent with proper performance by Employee of Employee's duties and responsibilities hereunder.

         6. DEDICATION OF TIME: EMPLOYEE shall devote all of his working time, attention, knowledge and skill solely and exclusively to the business and interest of the EMPLOYER. The EMPLOYEE expressly agrees that he will not, during the term hereof until the termination of this Agreement, be involved directly or indirectly, in any form, fashion or manner, as a partner, officer, director, stockholder (owning in excess of 4.9%), advisor, consultant or employee in any other business similar to or in any way competing with the business of the EMPLOYER. Nothing herein contained shall, however, limit the rights of the EMPLOYEE to own up to 5% of the capital stock or other securities of any corporation, whose stock or securities are publicly owned or traded regularly on a public exchange or in the over-the-counter market, or to prevent the EMPLOYEE from investing financially in, or limiting the EMPLOYEE's rights to invest financially in, other businesses not allied with or competing with the business of the EMPLOYER, as long as EMPLOYEE continues to devote all of his working time, attention, knowledge and skill, solely and exclusively to the business and interest of the EMPLOYER. EMPLOYEE will be permitted to serve on the Board of Directors of publicly owned companies.



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         7. CONFIDENTIALITY: During the terms of EMPLOYEE's employment under this Agreement, and for one (1) year thereafter, the EMPLOYEE specifically agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, use, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any confidential or proprietary information of any kind, nature or description concerning any matters affecting or relating to the business of the EMPLOYER including, without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, its ideas, processes, programs, its intellectual property or other data, information or materials of any kind, nature or description, without regard to whether any or all of the foregoing matters shall be deemed confidential, material or important. The parties hereto stipulate that, as between them, the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the EMPLOYER and its goodwill, and that any breach of the terms of this Paragraph is a material breach thereof, except where the EMPLOYEE shall be acting on behalf of the EMPLOYER. EMPLOYEE understands and agrees that, in the event that EMPLOYEE violates the terms and conditions, as stated in this Paragraph, that he will be subject to an injunction and damages, and understands and agrees that EMPLOYER's remedy to prevent further or continued damages will include a petition for injunctive relief. EMPLOYEE expressly acknowledges that the restrictions contained in this Paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.

                                    EMPLOYEE further understands and agrees that
EMPLOYER, in entering into this Agreement, is relying upon EMPLOYEE's representation and warranty that all trade secrets and other proprietary information of EMPLOYER will be kept strictly confidential by EMPLOYEE and not utilized by EMPLOYEE in any manner whatsoever other than on EMPLOYER's behalf during the course of EMPLOYEE's employment with EMPLOYER.

         8. NON-COMPETITION: EMPLOYEE agrees that, during the term of this Agreement and for six (6) months after termination hereof, he shall not, for himself or any third party, directly or indirectly, divert or attempt to divert from the EMPLOYER or its subsidiaries or affiliates any business of any kind in which it is engaged or employed, solicit for employment, or recommend for employment any person employed by the EMPLOYER or by any of its subsidiaries or affiliates, during the period of such person's employment and for a period of six (6) months thereafter. Not withstanding the foregoing, if EMPLOYEE is dismissed without cause prior to the end of the term of this Agreement, then in that event EMPLOYEE will not be prohibited from competing with EMPLOYER. EMPLOYEE and EMPLOYER expressly acknowledge that the restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the EMPLOYER's interests.

         9. EARLY TERMINATION: It is expressly understood and agreed that the terms of this Agreement, may be terminated by the EMPLOYER prior to December 31, 2008, upon the occurrence of any of the following events:

                                    (a) Automatically and without notice upon
the death of the EMPLOYEE; it is also understood that EMPLOYEE will be entitled to twelve (12) months salary or the remainder of salary under the term of this Agreement (whichever is less) which will be payable to his estate;

                                    (b) Deliberate and willful failure to
perform normal services and duties required of EMPLOYEE pursuant to this Agreement, except if the performance of such duties or services would result in a violation of EMPLOYEE's fiduciary responsibility to the Company and its shareholders or is in a violation of applicable laws;



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                                    (c) Any willful act or failure to act, which
in the reasonable opinion of the Board, is in bad faith and to the material detriment of the EMPLOYER;

                                    (d) Conviction of a felony involving moral
turpitude or dishonesty;

                                    (e) Total or partial disability of the
EMPLOYEE for a period of nine (9) consecutive months or two hundred and seventy (270) days, in the aggregate, so that he is prevented from satisfactorily performing a substantial part of his duties; it being further understood and agreed that any proceeds received by EMPLOYEE from a policy of disability benefits insurance or any other proceeds received from any Federal, State or Municipal agency of government will be credited to the amount of compensation paid to EMPLOYEE by EMPLOYER; and

                                    (f) Fraudulent misconduct of the EMPLOYEE.

In the event of early termination for any reason stated in paragraphs 9 (b),
(c), (d), or (f) [any vested options under this Agreement will lapse immediately and be null and void.]

                                    In the event of early termination for any of
the reasons stated in paragraphs 9 (a) or 9 (e), the EMPLOYEE, its estate or representatives as the case may be will have one hundred twenty (120) days from the date of the termination to exercise any vested options under this Agreement prior to their lapsing.

                                    Subject to terms contained herein, this
Agreement shall not be terminated by any:

                                    (x) Merger or consolidation, where the
Company is not the consolidating or surviving; or

                                    (y) Transfer of all or a substantial
majority of the assets of the Company;

                                    Not withstanding the foregoing, in the event
of any merger or consolidation or transfer of all, or a substantial majority, of the assets of the Company or acquisition or control of fifty percent (50%) (or an amount of stock ownership that has the ability to elect the Board of Directors of EMPLOYER) or more of the Company's issued and voting equity share capital by any party or by parties acting in concert or under common control (`Change in Control"), the surviving or resulting entity or the transferee or transferees of the Company's assets or its issued and voting equity share capital, shall be bound by, and shall have the benefit of, the provision of this Agreement, and the Company shall endeavor to take all actions necessary to ensure that such entity or transferee or transferees shall be bound by the provisions of the Agreement. Moreover, in the event of such merger or consolidation, or transfer of all or a substantial majority of the assets of the Company or acquisition of the Company of the Company's issued and voting equity share capital otherwise known as a Change in Control as aforesaid, the EMPLOYER and its successor will be unconditionally obligated to effect full settlement of

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all the EMPLOYEE's entitlements under the terms of this Agreement, which settlement shall also include the payment of EMPLOYEE's remuneration for the full term of the Agreement but in no event less than twelve (12) months salary. Additionally, EMPLOYER and its successor will be obligated to pay all bonus compensation that the EMPLOYEE may be eligible to receive for the ensuing year in the form of a cash payment (for purposes of this provision it will be assumed that the Company will meet the annual milestone as set forth in Section 4 of this Agreement for the applicable year and EMPLOYEE will be entitled to total bonus compensation of $125,000 in addition to the remuneration as set forth herein). This obligation to make payment to EMPLOYEE in the event of a Change in Control shall survive any assignment, transfer or sale of the EMPLOYER's voting equity and is absolute regardless of whether EMPLOYER meets the milestones as set forth in Section 4. Payments under this Section to EMPLOYEE must be made concurrently with Change in Control.

         10. BENEFITS: EMPLOYER agrees that EMPLOYEE will be entitled, during the term, to all fringe benefits in effect for executive officers of the EMPLOYER, such as medical insurance. EMPLOYEE will also receive a monthly automobile allowance of $1,000.00 under this agreement.

         11. SEVERANCE: In the event this Agreement is terminated by EMPLOYER prior to the end of its term for any reason OTHER than those set forth in paragraphs 9(a) through 9(g) herein, then in that event EMPLOYEE will be entitled to full settlement of all the EMPLOYEE's entitlements under the terms of this Agreement, which settlement shall also include the payment of EMPLOYEE's remuneration for the full term of the Agreement but in no event less than twelve
(12) months salary.

                                            If EMPLOYEE is terminated for any
reason set forth in paragraphs 9(a) through 9(g), then
EMPLOYEE will not be entitled to any form of severance unless otherwise provided.

         12. NO WAIVER: The parties hereto do further agree that no waiver or modification of this Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith, and that no evidence of any proceedings or litigation between either of the parties arising out of or affecting this Agreement or the rights and obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

         13. GOVERNING LAW: The parties hereto agree that it is their intention and covenant that this Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of Florida, and that the terms hereof may be enforced in any court of competent jurisdiction in an action for specific performance which may be instituted under this Agreement, and that in the event of any dispute or claim under the within Agreement, that same will be resolved in the Courts of the State of Florida.

         14. OPPORTUNITY TO REVIEW: EMPLOYEE and EMPLOYER warrant and represent that each has had sufficient and adequate opportunity to consult with independent counsel concerning the within Agreement, and has requested that the firm of Baratta & Goldstein prepare the within Agreement, and is aware that said firm is relying upon the within representation prior to the parties entering into the Agreement herein.



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         15. NOTICES: All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested and by regular mail to the other party addressed as follows:

                                    If to EMPLOYER at:
                                    Accufacts Pre-Employment Screening, Inc.
                                    2180 State Road 434 West
                                    Suite 4150
                                    Longwood, Florida 32779

                                    If to EMPLOYEE at:
                                    Phil Luizzo
                                    c/o Accufacts Pre-Employment Screening, Inc.
                                    2180 State Road 434 West
                                    Suite 4150
                                    Longwood, Florida 32779

Any notice mailed, as provided above, shall be deemed completed on the date of receipt, or five (5) days from the postmark on said postal receipt.

         16. CAPTION HEADINGS: Caption headings in this Agreement are provided merely for convenience and are of no force and effect.


         17. ENTIRE AGREEMENT: This Agreement contains the total and entire Agreement between the parties and shall, as of the effective date hereof, supersede any and all other Agreements between the parties. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied upon his or its own judgment in entering into same, and that the within Agreement has been approved by the EMPLOYERS compensation committee and its board of directors.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.

                                  ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.

                                  By:
                                           -------------------------------------


                                           PHIL LUIZZO




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